SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

FILED BY THE REGISTRANT ☐

FILED BY A PARTY OTHER THAN THE REGISTRANT ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss. 240.14a-12

CYBERONICS, INC.

(Name of Registrant as Specified In Its Charter)

THE COMMITTEE FOR CONCERNED CYBERONICS, INC. SHAREHOLDERS

METROPOLITAN CAPITAL ADVISORS, INC.

BEDFORD FALLS INVESTORS, L.P.

METROPOLITAN SPV, L.P.

METROPOLITAN SPV GP, L.L.C.

METROPOLITAN CAPITAL ADVISORS, L.P.

METROPOLITAN CAPITAL PARTNERS II, L.P.

KJ ADVISORS, INC.

METROPOLITAN CAPITAL ADVISORS INTERNATIONAL LIMITED

METROPOLITAN CAPITAL PARTNERS III, L.P.

METROPOLITAN CAPITAL III, INC.

METROPOLITAN CAPITAL ADVISORS SELECT FUND, L.P.

METROPOLITAN CAPITAL SELECT, L.L.C.

JEFFREY E. SCHWARZ

KAREN FINERMAN

ERIC J. NESTLER

ARTHUR L. ROSENTHAL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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METROPOLITAN CAPITAL WELCOMES CHANGES AT CYBERONICS;

EXPRESSES GRATITUDE FOR STRONG SHAREHOLDER SUPPORT IN

RESPONSE TO ITS PROXY SOLICITATION

New York, NY, January 29, 2007/PRNewswire/—Metropolitan Capital Advisors, Inc. and The Committee for Concerned Cyberonics, Inc. Shareholders (the “Committee”) announced that its three nominees, Alfred J. Novak, Arthur J. Rosenthal and Jeffrey E. Schwarz, have accepted appointment to the board of directors of Cyberonics, Inc. (Nasdaq: CYBX—News) following the resignations of incumbent Cyberonics board members Tony Coelho, Kevin S. Moore and Stanley H. Appel. The Committee also noted that Cyberonics is now recommending that stockholders vote for the Committee’s three nominees and the five remaining incumbent Cyberonics directors at the Annual Meeting of Cyberonics Stockholders to be held on February 1, 2007.

Cyberonics announced these changes in a press release issued today.

Shareholders who wish to vote for the three Committee nominees and the other five incumbent Cyberonics directors can do so by signing, dating and returning the Committee’s Gold proxy card. Metropolitan Capital Advisors confirmed that all Gold proxy cards will be delivered to and voted at the February 1, 2007 Annual Meeting.

Jeffrey E. Schwarz and Karen Finerman of Metropolitan Capital Advisors speaking on behalf of the Committee said, “We are gratified by the strong support for our platform to improve corporate governance and maximize shareholder value which we have received from Cyberonics shareholders in response to our proxy solicitation efforts. We also are pleased with these recent changes at Cyberonics, and we believe the Cyberonics board acted fairly and responsibly in taking the actions announced today. We look forward to the Committee’s nominees working constructively with their fellow board members to achieve the goals set out in the Committee’s platform.”

The Committee filed a definitive proxy statement with the SEC in connection with soliciting proxies for the Annual Meeting of Cyberonics shareholders, which can be obtained without charge at the SEC’s website at www.sec.gov.

CONTACT: Press Inquiries—Tom Becker or Jeffrey Lloyd both of Sitrick And Company, +1-212-573-6100; or Investor Inquiries—Jordan Kovler of D.F. King & Co., Inc., +1- 212-269-5550; or The Committee for Concerned Cyberonics, Inc. Shareholders, c/o Metropolitan Capital Advisors, Inc., +1-212-486-8100/